CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors and Reports to Shareholders" and to the use of our report on Kemper-Dreman Financial Services Fund dated January 20, 2000 in the Registration Statement (Form N-1A) of Kemper Equity Trust and its incorporation by reference in the related Prospectus and Statement of Additional Information of Kemper Equity Funds/Value Style, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-43815) and this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-08599).


                                             /s/ERNST & YOUNG LLP
                                             ERNST & YOUNG LLP



Chicago, Illinois
January 28, 2000